UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 18, 2008 (June 12, 2008)

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	1-34094 (Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX (Address of principal executive offices)		77056 (Zip Code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 12, 2008, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2008, by and among Vantage Drilling Company, a Cayman Islands corporation (the “Company”), Vantage Energy Services, Inc., a Delaware corporation (“Vantage Energy”) and VTG Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Vantage Energy (the “Merger”).  As a result of the Merger, Vantage Energy became a wholly-owned subsidiary of the Company.

Pursuant to the Merger, each unit, share of common stock and warrant to purchase a share of common stock of Vantage Energy, other than those held by holders of shares of common stock of Vantage Energy that elected to have their shares converted into cash, was converted on a one-for-one basis into the right to receive a unit, ordinary share and warrant to purchase an ordinary share, respectively, of the Company.

Concurrently with the Merger, pursuant to the Share Purchase Agreement (the “Purchase Agreement”) dated as of August 31, 2007, as amended, by and among Vantage Energy, F3 Fund and Offshore Group Investments Limited (“OGIL”), the Company acquired all of the outstanding shares of OGIL in exchange for aggregate consideration of $331.0 million, consisting of ordinary shares of the Company and warrants to purchase, subject to certain closing adjustments, ordinary shares of the Company, and a promissory note in the principal amount of $56.0 million (the “Acquisition”).  F3 Fund is wholly-owned by Hsin-Chi Su, who was appointed to the board of directors of the Company upon closing of the Acquisition and Merger.  OGIL’s assets consisted primarily of construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the “Jackup Rigs”), a purchase agreement for a DSME ultra-deepwater drillship (the “Drillship”) and an option for the purchase of a second Drillship currently under development.

The issuance of the Company’s ordinary shares pursuant to the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-147797) (the “Registration Statement”) filed with the Securities and Exchange Commission and declared effective June 10, 2008.  The definitive joint proxy statement/prospectus of Vantage Energy and the Company, dated June 16, 2008, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger and Acquisition, including information concerning interests of directors, executive officers and affiliates of the Company, Vantage Energy and F3 Fund.

The Company’s units, ordinary shares and warrants to purchase ordinary shares have been approved for listing and trade on the American Stock Exchange under the symbols VTG.U, VTG and VTG.WS, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2008, the Company entered into the Credit Agreement dated June 12, 2008 (the “Credit Agreement”), by and among Emerald Driller Company, a Cayman Islands exempted company (“Borrower 1”), Sapphire Driller Company, a Cayman Islands exempted company (“Borrower 2”), Aquamarine Driller Company, a Cayman Islands exempted company (“Borrower 3”), and Topaz Driller Company, a Cayman Islands exempted company (“Borrower 4,” and together with Borrower 1, Borrower 2 and Borrower 3, collectively, the “Borrowers”), the Company and certain subsidiaries of the Company, as guarantors (the Company and such subsidiaries, collectively, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), Natixis, as Facility Agent and Collateral Agent for the Lenders, and Natixis, BTMU Capital Corporation, and Fortis Capital Corp., as mandated lead arrangers and joint bookrunners.

The Credit Agreement allows the Company to make borrowings (collectively, the “Credit Facilities”) consisting of (i) an advancing term facility consisting of 4 separate tranches of up to $80,000,000 per tranche, in an aggregate amount not to exceed $320,000,000 (collectively, the “Term Facility”), (ii) an advancing term facility consisting of 4 separate tranches of up to $20,000,000 each, in an aggregate amount not to exceed $80,000,000 (collectively, the “Top-Up Facility”), and (iii) a revolving credit facility of up to $40,000,000, the entire amount of which is available (subject to the terms and conditions of the Credit Agreement) for revolving loans and for the issuance of letters of credit (the “Revolving Credit Facility”).  The proceeds of the Term Facility are to be used to finance the construction of the four Jackup Rigs or to reimburse the applicable Borrower for moneys used from funds held in trust to finance the construction of the Jackup Rigs.  The proceeds of the Top-Up Facility are for general corporate purposes.  The proceeds of the Revolving Credit Facility are for working capital, the issuance of letters of credit, and for other corporate purposes.

Each Jackup Rig is financed under a separate tranche under the Term Facility.  An advance under a particular tranche of the Term Facility must correspond to the applicable installment of the purchase price under the rig construction contract for the applicable Jackup Rig.  Advances under any particular tranche of the Term Facility are not available after the delivery of the Jackup Rig that is financed under such tranche.  Each Jackup Rig is also financed under a separate tranche under the Top-Up Facility.  Advances under any particular tranche of the Top-Up Facility are available after the delivery of the applicable Jackup Rig until the maturity date for top-up advances for such Jackup Rig (as determined in accordance with the Credit Agreement).  Advances under the Revolving Credit Facility are available after the delivery of the first Jackup Rig until June 30, 2017.

Unless the obligations under the Credit Agreement are accelerated, (i) the maturity date for each tranche under the Term Facility varies depending upon the delivery date of the applicable Jackup Rig, (ii) the aggregate principal amount of the advances made under each tranche of the Top-Up Facility are due in equal quarterly installments during the term of the applicable drilling contract pursuant to which such advances were made, and (iii) the outstanding principal balance under the Revolving Credit Facility is due and payable on June 30, 2017.

The interest rate for each of the Credit Facilities is based on LIBOR and is subject to adjustment based on the delivery status and the operational status of each Jackup Rig.  The Facility is secured by a lien on substantially all of the assets of the Borrowers and the Guarantors, including all of the equity interests of certain subsidiaries of the Company whose jurisdiction or organization is the Cayman Islands, and all of the Company’s equity interests in Vantage Energy, but excluding all of the Company’s equity interests in its subsidiaries whose jurisdiction of organization is Singapore.

The Company is subject to certain limitations under the Agreement, including restrictions on the ability to:  make any dividends, distributions or other restricted payments; incur debt or sell assets; make certain investments and acquisitions; and grant liens.  The Company is also required to comply with certain financial covenants, including a covenant which limits capital expenditures, a maximum leverage ratio covenant, a maximum net debt to capitalization ratio covenant, a covenant which requires the maintenance of cash balances above a certain threshold level, a minimum working capital ratio, and a minimum fixed charge coverage ratio.

The Credit Agreement contains customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement as consideration for the outstanding shares of OGIL, on June 12, 2008, the Company issued 33,333,333 ordinary shares and warrants to purchase 25,000,000 ordinary shares of the Company to F3 Fund in reliance on the exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

The warrants have an exercise price of $6.00 per share.  The warrants will expire on May 24, 2011, at 5:00 p.m., New York City time.  The Company may call the warrants for redemption, in whole and not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if and only if, the last reported sale price of the ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation.  However, the warrants will not be adjusted for issuances of ordinary shares at a price below the exercise price.

The Company has entered into a registration rights agreement with F3 Fund and agreed to register the resale of the 33,333,333 ordinary shares and the 25,000,000 ordinary shares issuable upon exercise of the warrants.  The registration rights agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.01.  Change in Control of Registrant.

Upon completion of the Merger and Acquisition on June 12, 2008, a change of control of the Company occurred.  Immediately prior to these transactions, Paul A. Bragg, the Company’s Chairman and Chief Executive Officer, was the Company’s sole shareholder.  In connection with, and upon completion of, the Merger and Acquisition the ordinary share of the Company owned by Mr. Bragg immediately prior to the Merger was canceled, the former security holders of Vantage Energy became security holders of the Company in accordance with the terms of the Merger Agreement and 33,333,333 ordinary shares and warrants to purchase 25,000,000 ordinary shares were issued to F3 Fund in accordance with the terms of the Purchase Agreement.

Item 5.02.  Departure of Directors on Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.                                    Election of Directors

Pursuant to the terms of the Purchase Agreement, the Company has agreed to nominate up to three persons designated by F3 Fund for election to the Company’s board of directors.  Hsin-Chi Su, Robert F. Grantham and Steinar Thomassen were designated by F3 Fund.  Additionally, Hsin-Chi Su, the sole owner of F3 Fund, owns, excluding ordinary shares issuable upon exercise of warrants, approximately 44% of the Company’s issued and outstanding ordinary shares.  See Item 2.01 above for a description of the the Acquisition. Except as described above, the Company is not aware of any other transaction in which either Hsin Chi Su, Robert F. Grantham or Steinar Thomassen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the closing of the Merger and the Acquisition, the following individuals were appointed to the Company’s board of directors and the identified committees of the board:

Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Paul A. Bragg
Jorge E. Estrada	X		X
Marcelo D. Guiscardo		X
John C. G. O’Leary	X		X
John R. Russell		X
Christopher G. DeClaire
Hsin-Chi Su		X
Robert F. Grantham			X
Steinar Thomassen	X

Set forth below is certain information (including age as of June 16, 2008) regarding each director of the Company.

Paul A. Bragg, 51, has served as the Company’s and Vantage Energy’s Chairman of the Board of Directors and Chief Executive Officer since their inception.  Mr. Bragg has over

31 years of direct industry experience.  Prior to joining the Company, Mr. Bragg was affiliated with Pride International, Inc., one of the world’s largest international drilling and oilfield services companies.  From 1999 through 2005, Mr. Bragg served as the Chief Executive Officer of Pride International, Inc.  From 1997 through 1999, Mr. Bragg served as its Chief Operating Officer, and from 1993 through 1997, Mr. Bragg served as its Vice President and Chief Financial Officer.  Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting.

Christopher G. DeClaire, 48, has served as the Company’s Vice President, Secretary and a director since the Merger and served as Vantage Energy’s Chief Financial Officer and Treasurer from its inception until November 2, 2007 and Vice-President, Secretary and director since its inception.  Mr. DeClaire has over 28 years of experience.  Mr. DeClaire is the President of DeClaire Interests, Inc., a private investment and consulting firm that he formed in 2002.  From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm.  From 1994 through 1998, Mr. DeClaire served as the Chief Executive Officer of Skillmaster, Inc., a temporary staffing company.  Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor’s degree in pre-law with a minor in accounting.

Jorge E. Estrada M, 60, has served as a director since the Merger and was a director of Vantage Energy since its inception.  Mr. Estrada has over 37 years of direct industry experience.  From July 1993 to January 2002, Mr. Estrada was employed as a consultant to Pride International, Inc.  From January 2002 to May 2005 he was employed by Pride International, Inc. in a business development capacity.  He also served as a director of Pride International, Inc. from July 1993 until May 2005.  Mr. Estrada is also the President and Chief Executive Officer of JEMPSA Media and Entertainment.  Mr. Estrada received a B.S. in Geophysics from Washington and Lee University, and was a PhD candidate at the Massachusetts Institute of Technology.

Robert F. Grantham, 51, has served as a director of the Company since the Merger.  Mr. Grantham has over 20 years of industry experience.  From 1982 to 2006 he held senior management positions with various maritime shipping companies.  He is currently a director for a number of companies based in the United Kingdom including, Bluewave Services, Ltd, a shipping consultancy specializing in commercial operations of LNG vessels, The Medical Warehouse LTD and TMT UK Ltd.

Marcelo D. Guiscardo, 55, has served as a director of the Company since the Merger and was a director of Vantage Energy since its inception.  Mr. Guiscardo has 33 years of direct industry experience.  From December 2007 to date Mr. Guiscardo has been a director of Cold Creek Energy, S.A., an E&P company specializing in Latin America.  From June 2006 to date he has been a founding director of a private Argentine company, QM Equipment, S.A., which specializes in design, manufacture and construction of oil field equipment serving Latin America.  He served as president of Pioneer Natural Resources, Inc.’s Argentine subsidiary from January 2005 until May 2006.  From March 2000 until January 2005, he was Vice President, E&P Services for Pride International, Inc.  From September 1999 until joining Pride International, Inc., he was President of GDM Business Development, a private company providing consulting services to the energy industry.  From November 1993 until September 1999, Mr. Guiscardo held two executive officer positions with and was a director of YPF Sociedad Anonima (now part of Repsol YPF S.A.), an international integrated energy company.  Mr. Guiscardo was YPF’s Vice President of Business Development in 1998 and 1999.  Prior to that, he was YPF’s Vice President of Exploration and Production.  From 1979 to 1993 he filled a variety of positions for Exxon Company USA and Exxon International (now ExxonMobil) that culminated in having E&P responsibilities over the Middle East (Abu Dhabi,

Egypt, Saudi Arabia and Yemen), France, Thailand and Cote d’Ivoir.  Mr. Guiscardo graduated in May 1979 with a B.S. in Civil Engineering from Rutgers College of Engineering.

John C. G. O’Leary, 52, has served as a director of the Company since the Merger and was a director of Vantage Energy since its inception.  Mr. O’Leary has over 31 years of direct industry experience.  Mr. O’Leary is a member of the boards of directors of Technip, Huisman-Itrec and Atlantic Oilfield Services.  Mr. O’Leary is the CEO of Strand Energy, an independent consultancy firm with head office in Dubai, UAE, providing advisory and brokerage services to clients in the upstream energy industry.  Prior to forming Strand Energy and from 2004 to 2006, Mr. O’Leary was a partner of Pareto Offshore ASA, a consultancy firm based in Oslo, Norway, providing consultancy and brokerage services to customers in the upstream energy industry.  Prior to commencing with Pareto Offshore in November 2004, Mr. O’Leary was President of Pride International, Inc.  He joined Pride International, Inc. in 1997 as Vice President of Worldwide Marketing.  Mr. O’Leary received an Honors B.E. in civil engineering from University College, Cork, Ireland in 1977.  He holds two post-graduates degrees, one in finance from Trinity College, Dublin and one in petroleum engineering from the French Petroleum Institute in Paris.

John R. Russell, 68, has served as a director of the Company since the Merger and was a director of Vantage Energy since its inception. Mr. Russell has over 46 years of direct industry experience. Mr. Russell served as President of Baker Hughes from August 1998 until his retirement in October 1998. Previously, he served as President and Chief Executive Officer of Western Atlas from 1997 until August 1998, when the company was acquired by Baker Hughes Incorporated. Mr. Russell previously served as Executive Vice President and Chief Operating Officer, Oilfield Services, of Western Atlas from 1994 until the spin-off of the company from Litton Industries, when he was named President and Chief Executive Officer of the company.

Hsin Chi Su, 49, has served as a director of the Company since the Merger. Since 2002, Mr. Hsin Chi Su has served as Chief Executive Officer of TMT Co., Ltd. Under the direction of Mr. Hsin Chi Su, TMT Co., Ltd. has expanded its fleet to include drybulk carriers, very large crude carriers, cargo carriers, liquefied natural gas carriers, automobile carriers, and cement carriers. In addition to increasing the service capabilities of TMT Co., Ltd., Mr. Hsin Chi Su has transformed TMT Co., Ltd. into a global leader in the international shipping industry. Mr. Hsin Chi Su graduated with a BSc in economics from Keio University in Japan.

Steinar Thomassen, 61, has served as a director of the Company since the Merger. Mr. Thomassen has over 31 years of direct industry experience. Mr. Thomassen served as Manager of LNG Shipping for StatoilHydroASA (formerly Statoil ASA) from August 2001 until his retirement in December 2007 and was responsible for the acquisition and construction supervision of three large LNG tankers. Previously, Mr. Thomassen served as Vice President of Industrial Shipping for Navion ASA from October 1997 to July 2001 and for Statoil ASA from September 1992 to September 1997 and was responsible for the chartering and operation of a fleet of LPG, chemical, and product tankers. Previously, Mr. Thomassen served as Chief Financial Officer of Statoil North America Inc. from December 1989 to August 1992 and functioned as the head of administration, personnel, accounting, and finance. From January 1986 until November 1989 he was employed by Statoil AS and served as Controller for the Statfjord E&P producing Division, with a production of 800 thousand bbls day. From May 1976 until

December 1986, Mr. Thomassen was employed by Mobil Exploration Norway Inc., during this period he held various international positions, including Project Controller for the 3 billion Statfjord Development, and served as Project Controller and Treasurer of the 2.5 billion Yanbu Development Project in Saudi Arabia from January 1982 until December 1986. Mr. Thomassen graduated from in from the Oslo School of Marketing in 1968.

B.                                    Compensation Arrangements

In connection with the Merger and the Acquisition, the Company adopted the Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan (the “Incentive Plan”), which was previously approved by the stockholders of Vantage Energy.  Under the Incentive Plan a maximum of 7,500,000 ordinary shares have been reserved for grant or issuance upon the exercise of awards made pursuant to the Incentive Plan.  Grants and awards of incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock and performance bonuses may be made under the Incentive Plan.  Officers, directors and employees of, and consultants to, the Company and its subsidiaries are eligible to participate in the Incentive Plan..

The purposes of the Incentive Plan are to create incentives designed to motivate employees to significantly contribute toward the Company’s growth and profitability, to provide executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to the Company’s growth and profitability, with an incentive to assist it in achieving long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in the Company.

The above summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and  is incorporated herein by reference.

C.            Employment Agreements

On June 12, 2008, the Company and its subsidiaries entered into an employment and non-competition agreement with each of the following persons: (i) Paul A. Bragg, in his capacity as Chief Executive Officer; (ii) Douglas W. Halkett, in his capacity as Chief Operating Officer; (iii) Douglas G. Smith, in his capacity as Chief Financial Officer; (iv) Michael R.C. Derbyshire, in his capacity as Vice-President, Marketing; and (v) Edward G. Brantley, in his capacity as Chief Accounting Officer.  The employment and non-competition agreements provide for compensation composed of an annual base salary, an annual cash bonus, and an annual equity award.  The annual base salary pursuant to the employment and non-competition agreements for Messrs. Bragg, Halkett, Smith, Derbyshire and Brantley are $500,000,  $400,000, $275,000, $275,0000 and $190,000, respectively.  In addition, employment and non-competition agreements provide other benefits consistent with those to be received by other executive officers.

The above summary of the employment and non-competition agreements is qualified in its entirety by reference to the complete text of the employment agreements, copies of which are filed as Exhibits 10.4 through 10.8 to this current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial Statements.

The financial statements required by this item will be filed by amendment to this report.

(b)                                  Pro Forma Information.

Pro forma financial information will be filed by amendment to this report.

(d)                                  Exhibits.

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger by and among Vantage Drilling Company, a transitory U.S. merger subsidiary of Vantage Drilling Company and Vantage Energy Services, Inc. (Incorporated by reference to Exhibit 1.3 of the Company’s registration statement on Form S-4 (File No. 333-147797))

2.2

Share Purchase Agreement by and among Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited (Incorporated by reference to Exhibit 1.1 of the Company’s registration statement on Form S-4 (File No. 333-147797))

2.3

Amendment No. 1 to Share Purchase Agreement by and among Vantage Drilling Company, Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited (Incorporated by reference to Exhibit 1.2 of the Company’s registration statement on Form S-4 (File No. 333-147797))

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Vantage Drilling Company

10.1

Credit Agreement, dated as of June 12, 2008, among Emerald Driller Company, Sapphire Driller Company, Aquamarine Driller Company, and Topaz Driller Company, as Borrowers, Vantage Drilling Company and certain subsidiaries thereof party hereto, as Guarantors, the Lenders and Nataxis, as Facility Agent and Collateral Agent

10.2	Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan

10.3	Registration Rights Agreement between the Registrant and F3 Capital

10.4	Employment and Non-Competition Agreement between Vantage Drilling Company and Paul A. Bragg dated June 12, 2008

10.5	Employment and Non-Competition Agreement between Vantage International Payroll Company PTE. LTD. and Douglas Halkett dated June 12, 2008

10.6	Employment and Non-Competition Agreement between Vantage Drilling Company and Douglas G. Smith dated June 12, 2008

10.7	Employment and Non-Competition Agreement between Vantage International Payroll Company PTE. LTD. and Michael R.C. Derbyshire dated June 12, 2008

10.8	Employment and Non-Competition Agreement between Vantage Drilling Company and Edward G. Brantley dated June 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2008

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger by and among Vantage Drilling Company, a transitory U.S. merger subsidiary of Vantage Drilling Company and Vantage Energy Services, Inc (Incorporated by reference to Exhibit 1.3 of the Company’s registration statement on Form S-4 (File No. 333-147797))

2.2

Share Purchase Agreement by and among Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited (Incorporated by reference to Exhibit 1.1 of the Company’s registration statement on Form S-4 (File No. 333-147797))

2.3

Amendment No. 1 to Share Purchase Agreement by and among Vantage Drilling Company, Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited (Incorporated by reference to Exhibit 1.2 of the Company’s registration statement on Form S-4 (File No. 333-147797))

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Vantage Drilling Company

10.1

Credit Agreement, dated as of June 12, 2008, among Emerald Driller Company, Sapphire Driller Company, Aquamarine Driller Company, and Topaz Driller Company, as Borrowers, Vantage Drilling Company and certain subsidiaries thereof party hereto, as Guarantors, the Lenders and Nataxis, as Facility Agent and Collateral Agent

10.2	Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan

10.3	Registration Rights Agreement between the Registrant and F3 Capital

10.4	Employment and Non-Competition Agreement between Vantage Drilling Company and Paul A. Bragg dated June 12, 2008

10.5	Employment and Non-Competition Agreement between Vantage International Payroll Company PTE. LTD. and Douglas Halkett dated June 12, 2008

10.6	Employment and Non-Competition Agreement between Vantage Drilling Company and Douglas G. Smith dated June 12, 2008

10.7	Employment and Non-Competition Agreement between Vantage International Payroll Company PTE. LTD. and Michael R.C. Derbyshire dated June 12, 2008

10.8	Employment and Non-Competition Agreement between Vantage Drilling Company and Edward G. Brantley dated June 12, 2008